                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. ___)

     Filed by the Registrant  [X]
     Filed by a party other than the Registrant  [ ]
     Check the appropriate box:
     [X]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               MEMRY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
        2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------
        4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
        5)  Total fee paid:

--------------------------------------------------------------------------------

     [ ]   Fee paid previously with preliminary materials.

     [ ]   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
--------------------------------------------------------------------------------
        2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
        3)  Filing Party:
--------------------------------------------------------------------------------
        4)  Date Filed:
--------------------------------------------------------------------------------

                              PRELIMINARY COPIES




                               MEMRY CORPORATION

                               57 COMMERCE DRIVE
                         BROOKFIELD, CONNECTICUT  06804
                                 (203) 740-7311

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

                                                                October 28, 1996


To the Holders of Common Stock of
MEMRY CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Memry Corporation (the "Company") will be held at the Ramada Inn, Exit 8, I-84, Danbury, Connecticut 06810, on Thursday, December 5, 1996, at 10:00 a.m., for the following purposes:

     1. To elect five persons to the Board of Directors, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     2. To consider and vote upon an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 to 30,000,000.

     3. To consider and vote upon an amendment to the Memry Corporation Stock Option Plan to increase the maximum number of shares of the Company's Common Stock that could be issued pursuant thereto from 600,000 to 1,100,000.

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 15, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after November 1, 1996, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors,



                                    Wendy A. Gavaghan
                                    Secretary

Dated: Brookfield, Connecticut
      October 28, 1996

                               MEMRY CORPORATION

                               57 COMMERCE DRIVE
                         BROOKFIELD, CONNECTICUT  06804
                                 (203) 740-7311

                              --------------------

                                PROXY STATEMENT


                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 5, 1996

                              --------------------

                                  INTRODUCTION


     This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Memry Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 5, 1996, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

     The Company's Annual Report on Form 10-KSB for the Company's fiscal year ended June 30, 1996 was mailed to stockholders, along with these proxy materials, on or about October 28, 1996.

     The Annual Meeting of Stockholders of Memry Corporation will be held on Thursday, December 5, 1996 at the Ramada Inn, Exit 8, I-84, Danbury, Connecticut 06810, at 10:00 a.m. local time.


                      VOTING RIGHTS AND PROXY INFORMATION

     Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business of Tuesday, October 15, 1996, as the record date (the "Record Date") for the determination of holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Holders of record of Common Stock at the close of business on October 15, 1996, are entitled to notice of and to vote at the meeting. As of October 1, 1996, there were issued and outstanding 16,657,354 shares of the Company's Common Stock, each entitled to one vote, which were held of record on such date by approximately 1,489 holders. All five directors shall be elected by a plurality of the shares of the Company's Common Stock present and voting (in other words, the five individuals receiving the largest number of votes will be elected). The affirmative vote of the holders of a majority of the voting power of the shares of the Company's Common Stock is required for the adoption of the resolution authorizing and approving the Capitalization Amendment (as defined below). Because of these voting requirements, a stockholder who abstains from voting on the resolution to authorize and approve the Capitalization Amendment would in effect be voting against such proposal because his shares would be recorded as having abstained and could not be counted in determining whether the necessary majority vote had been obtained. Broker non-votes would likewise have the effect of being counted as a vote against such proposal. The affirmative vote of the holders of a majority of the present and voting shares of the Company's Common Stock is required for the adoption of the resolution authorizing and approving the Stock Option Plan Amendment (as defined below). Shares that abstain from voting on the Stock Option Plan Amendment, as well as broker non-votes, would not be counted either in favor of or against the proposal.

     All shares of the Company's Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors, FOR the adoption of a resolution authorizing and approving the Capitalization Amendment and FOR the adoption of a resolution approving the Stock Option Plan Amendment. See "PROPOSAL NO. 1 - ELECTION OF DIRECTORS," "PROPOSAL NO. 2 - THE CAPITALIZATION AMENDMENT" and "PROPOSAL NO. 3 - THE STOCK OPTION PLAN AMENDMENT." If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Annual Meeting may be adjourned, and additional proxies solicited, if at the time of the Annual Meeting a quorum is not present or the votes necessary to approve the Capitalization Amendment have not been obtained. Any adjournment of the Annual Meeting would require the affirmative vote of the holders of at least a majority of the shares of the Company's Common Stock represented at the Annual Meeting (regardless of whether such shares constituted a quorum).

     Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, by executing a later-dated proxy relating to the same shares or by a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 57 Commerce Drive, Brookfield, Connecticut 06804, Attention: Wendy A. Gavaghan, Secretary.

     In addition to the use of the mail, proxies may be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Company's Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The stockholders of the Company have no dissenters' rights in connection with any of the proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables set forth, as of October 1, 1996 and giving effect to the one-for-ten reverse stock split effected on August 8, 1994, information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock (based on information furnished to the Company on behalf of such persons or otherwise known to the Company), (ii) each of the directors of the Company, (iii) each of the executive officers named in the Annual Compensation table set forth under "Executive Compensation" below, and (iii) all directors and executive officers as a group. Security ownership of shares of Series G Preferred Stock and Series H Preferred Stock is not described below, as all shares of Series G Preferred Stock and Series H Preferred Stock automatically converted into shares of Common Stock on September 4, 1996.

                                  COMMON STOCK

                                                                         Percentage of
Name and Address                         Amount and Nature of             Common Stock
of Beneficial Owner                      Beneficial Ownership           Outstanding  (1)
---------------------------------------  --------------------           ----------------
Harbour Holdings Limited Partnership                2,328,401   (2)                13.7%
1281 Main Street
Stamford, Connecticut  06902

Harbour Investment Corporation                      2,328,401   (2)(3)             13.7%
1281 Main Street
Stamford, Connecticut  06902

Raychem Corporation                                 2,380,000   (4)                12.5%
300 Constitution Drive
Menlo Park, CA   94025

Group Des Assurances Nationales                     1,244,307   (5)                 7.4%
 ("GAN")
2 Rue Pillet-Will
75009 Paris, France

Connecticut Innovations,                            3,041,963   (6)                16.2%
Incorporated
40 Cold Spring Road
Rocky Hill, CT  06067

FirstInvest Holding Ltd Inc.                        4,230,000                      25.4%
Ch. des Primeveres 45
1701 Fribourg, Switzerland

Conoreq S.A.                                        1,413,236                       8.5%
Ch. des Primeveres 45
1701 Fribourg, Switzerland

                                                                         Percentage of
Name and Address                         Amount and Nature of             Common Stock
of Beneficial Owner                      Beneficial Ownership           Outstanding  (1)
---------------------------------------  --------------------           ----------------
James G. Binch                                      2,512,633   (2)                14.7%
362 Canoe Hill Road                                             (7)(8)
New Canaan, CT  06840

Nicholas J. Grant                                      41,684                   *
Materials Sciences and
 Engineering Department
Massachusetts Institute of Technology
Cambridge, Massachusetts  02139

Jack H. Halperin, Esq.                                 22,500                   *
361 Silver Court
Woodmere, New York  11598

W. Andrew Krusen, Jr.                                 137,328   (9)             *
Dominion Financial Group
 Incorporated
2909 Bay-to-Bay Blvd., Suite 200
Tampa, Florida  33629

John A. Morgan                                         51,184  (10)             *
121 Elderwood Avenue
Pelham, New York  10803

William H. Morton, Jr.                                 95,000  (11)             *
Memry Corporation
57 Commerce Drive
Brookfield, CT  06804

All directors and                                   2,910,712  (12)                16.9%
executive officers as                               ---------  ---                 ----
a group (8 persons)
------------------------------

* Less than one percent.

(1) In each case where shares subject to options or conversion rights are included as beneficially owned by an individual or group, the percentage of all shares owned by such individual or group is calculated as if all such options or conversion rights had been exercised prior to such calculation.

(2) Includes 232 shares of Common Stock owned by Mr. Binch's daughter as well as 363,636 shares of Common Stock for which the warrants owned by Harbour Holdings Limited Partnership may be exercised at an exercise price of $7.40 per share. These warrants expired on October 11, 1996. Mr. Binch disclaims beneficial ownership of the shares of Common Stock owned by his daughter.

(3) Comprised of the 2,328,401 shares of Common Stock beneficially owned by Harbour Holdings Limited Partnership. Harbour Investment Corporation is the sole general partner of Harbour Holdings Limited Partnership.

(4) Comprised of 1,250,000 shares of Common Stock for which warrants owned by Raychem Corporation may be exercised at an exercise price of $2.00 per share, and 1,130,000 shares of Common Stock for which warrants owned by Raychem Corporation may be exercised at an exercise price of $0.01 per share, all of which warrants expire on June 28, 2003.

(5) Includes 101,250 shares of Common Stock for which warrants beneficially owned by GAN may be exercised at $5.00 per share, which warrants expire on December 15, 1997, as well as 116,667 shares of Common Stock for which warrants beneficially owned by GAN may be exercised at $2.00 per share, which warrants expire December 15, 1999.

(6) Includes (i) 1,282,450 shares of Common Stock for which Class I warrants issued by the Company to CII may be exercised at $0.853 per share, which warrants expire on April 25, 2002, (ii) 705,485 shares of Common Stock for which Class II warrants issued by the Company to CII may be exercised at $1.19 per share, which warrants expire on April 25, 2002, and (iii) 100,000 shares of Common Stock for which Class III warrants issued by the Company to CII may be exercised at $1.00 per share, which warrants expire on May 5, 2008. The expiration dates of these warrants are subject to extension under certain circumstances.

(7) Includes currently exercisable options to purchase 104,000 shares of the Common Stock at $1.50 per share. Additional options granted to Mr. Binch to purchase 96,000 shares of Common Stock at $1.50 per share are not yet exercisable.

(8) Mr. Binch is the President, Chief Executive Officer and sole shareholder of Harbour Investment Corporation, the sole general partner of Harbour Holdings Limited Partnership. He is also individually a limited partner of Harbour Holdings Limited Partnership, with a limited partnership interest of less than one percent.

(9) Includes 47,152 shares of Common Stock owned by Dominion Partners, 20,000 shares of Common Stock owned by 169855 Canada Inc., 8,000 shares of Common Stock owned by Krusen-Vogt & Co and 18,000 shares of Common Stock for which warrants issued by the Company to Dominion Capital Partners may be exercised at $1.50 per share, which warrants expire on July 15, 1999. Mr. Krusen is the President and a principal shareholder of Dominion Financial Group, Inc. which is the managing General Partner of Dominion Partners as well as Dominion Capital Partners, President of 169855 Canada Inc., and a General Partner of Krusen-Vogt & Co.

(10) 1,307 of such shares of Common Stock are owned jointly by Mr. Morgan and his wife, Deborah Morgan. Another 120 of such shares of Common Stock are owned solely by Mrs. Morgan, and Mr. Morgan disclaims beneficial ownership of such 120 shares. Another 10,000 of such shares are owned by a trust for Annette Morgan for which Mr. Morgan is the trustee.

(11) Includes options to purchase 25,000 shares of the Company's Common Stock at $0.90 per share which become exercisable November 7, 1996 as well as warrants issued to Mr. Morton's wife, Dawn Morton, to purchase 18,000 shares of Common Stock at a purchase price of $1.50 per share, which warrants expire on July 16, 1999. Additional options granted to Mr. Morton to purchase 100,000 shares of Common Stock at $0.90 per share are not yet exercisable.

(12)  See preceding footnotes.
                              ___________________

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS


  The Board of Directors of the Company consists of five members. All of the directors are elected annually and hold office until the next succeeding Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is intended that the persons named as proxies will vote FOR the election of the following nominees as directors, all of whom currently are directors of the Company.

                                           Positions with          Director
            Name               Age           the Company            Since
-----------------------------  ---  -----------------------------  --------
   James G. Binch               49  President, CEO, Treasurer and      1989
                                    Chairman of the Board
   Nicholas J. Grant            81  Director                           1986
   John A. Morgan/1/            50  Director                           1989
   W. Andrew Krusen, Jr./1/     48  Director                           1994
   Jack H. Halperin/1/          50  Director                           1994

---------------------------------------------------------------------------
/1/  Member of Compensation Committee.

                         -----------------------------


  JAMES G. BINCH has been President and Chief Executive Officer of the Company since December 11, 1991, Chairman of the Board since September 24, 1993 and Treasurer since July 19, 1994. He was the President and a director of Trinity Capital Corporation, a merchant banking firm, from its inception in June of 1987 to August 1994. He has been the President, Chief Executive Officer and the sole shareholder of Harbour Investment Corporation, the general partner of Harbour Holdings Limited Partnership, an investment management company, since its inception in June 1992. From 1985 to 1987 he served as President and Chief Operating Officer of Lummus Crest, Inc., the principal engineering subsidiary of Combustion Engineering, Inc., with annual revenues of $300,000,000 and approximately 4,000 employees. From 1980 to 1985, Mr. Binch served as Vice President, Corporate Strategic Planning for Combustion Engineering, Inc., a manufacturing and engineering firm. Mr. Binch is a graduate engineer from Princeton University. He also holds an M.B.A. from the Wharton School of the University of Pennsylvania.

  NICHOLAS J. GRANT was a Director of the Massachusetts Institute of Technology's Center for Materials Science and Engineering from 1968 to 1976, and has been its Abex Professor in Advanced Materials since 1976. Dr. Grant is a Fellow of the American Society for Metals, a Fellow of the American Institute of Mining and Metallurgy, a Fellow of the American Academy of Arts, a Member of the National Academy of Arts and Sciences, and a member of the National Academy of Engineering. He has published over 380 technical and scientific articles, including several books. He is a director of Instron Corp., a producer of instruments and systems for worldwide materials testing; CGM Corp. and Capital Development Funds, both mutual funds; and National Forge Co., a producer of high alloy steel and related components. He is also a director of Engineered Precision Casting Corp., Kimball Physics Corp. and Capital Growth Management.

  JACK H. HALPERIN, ESQ., has practiced corporate and securities law in New York for more than 20 years. Since 1987 he has been in private practice, concentrating on international financing transactions. Mr. Halperin holds a B.A. degree (summa cum laude) from Columbia College and a J.D. from New York University School of Law, where he was Note-and-Comment Editor of the Law Review. Mr. Halperin is a director of AccuMed International, Inc., Biosciences, Inc., I-Flow Corporation and Xytronyx, Inc.

  W. ANDREW KRUSEN, JR., is a graduate of Princeton University with a Bachelor's Degree in Geology. Since 1989 he has been President (as well as a principal shareholder) of Dominion Financial Group, Inc., a family-controlled corporation in real estate development, construction, leasing and manufacturing, and which is also the managing general partner of Dominion Partners as well as Dominion Capital Partners. In addition, he is Chairman of the Board of Directors and a principal shareholder of Dominion Energy and Minerals Corporation, an oil and gas concern. In addition Mr. Krusen is the President of 169855 Canada Inc. and
a General Partner of Krusen-Vogt & Co.   He is a director of Jemison, Inc.,
Raymond James Trust Company, Morrison Petroleums, Florida Education Fund, Gulfstar Energy, Inc. and First National Bank of Tampa.

  JOHN A. MORGAN has been a Vice President of Smith Barney, an investment banking firm, since 1992. Prior to that, Mr. Morgan was a Vice President of Kidder Peabody & Co. since 1982.

  On May 31, 1989, the Board of Directors established Audit, Nominating and Compensation Committees of the Board of Directors. However, separate Audit and Nominating Committees were eliminated by the Board as of October 11, 1994, with the full Board of Directors acting as both the Audit and Nominating Committees from and after October 11, 1994.

  In its role as the Audit Committee, the Board of Directors is authorized (i) to select the Company's independent auditors, (ii) to review all recommendations made by such independent auditors with respect to the Company's accounting methods or internal controls, and (iii) to review the scope of the audit conducted by such independent auditors.

  In its role as the Nominating Committee, the Board of Directors is authorized
(i) to establish criteria and procedures for the election of directors, (ii) to review the qualifications of candidates proposed for nomination to the Board,
(iii) to recommend, prior to each annual meeting of stockholders, a slate of directors to be elected at such meeting, and (iv) to recommend, when appropriate, changes in the structure, size or function of the Board. The Board will consider nominees recommended by security holders. Security holders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Board to consider, to the Company no later than 120 days prior to such annual meeting of stockholders.

  The Compensation Committee, the members of which are Messrs. Morgan, Halperin and Krusen, is authorized, subject to review by the entire Board (i) to determine the compensation of officers and directors of the Company and its subsidiaries, (ii) to make awards under and oversee the administration of the Company's stock option plans, and (ii) to review the adequacy of all employee benefit plans and revise existing plans or develop new plans when appropriate. The Compensation Committee met once during the fiscal year ended June 30, 1996.

  The Board of Directors held six meetings during the fiscal year ended June 30, 1996. Each incumbent director except for Dr. Grant attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

  Effective November 14, 1994, directors became entitled to receive compensation comprised of $500 per Board or committee meeting attended in person and 10,000 shares of Common Stock per annum, such fee to be paid in arrears on the last day of each fiscal year of the Company for such completed fiscal year. The Board has agreed to waive the cash portion of this compensation until the Company is in a strengthened cash-flow position and better able to pay this fee. In addition, the stock compensation due to be paid on June 28, 1996, was deferred by the Board until September 30, 1996. Directors are reimbursed for expenses reasonably incurred in connection with the performance of their duties.

EXECUTIVE OFFICERS OF THE COMPANY

Name                                        Position                     Age
------------------------  ---------------------------------------------  ---
James G. Binch            President, Chief Executive Officer,             49
                          Treasurer & Chairman

Wendy A. Gavaghan         Corporate Controller and Secretary              42

William H. Morton, Jr.    Senior Vice President and Chief Operating       51
                          Officer

James Proft               Vice President and General Manager - Western    38
                          Operations

  Executive officers are elected until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified. Information with respect to Mr. Binch is set forth above.

  WENDY A. GAVAGHAN has been Corporate Controller and Secretary of the Company since September 24, 1993. From 1988 until 1993 Ms. Gavaghan served as Controller of Trinity Capital Corporation. From 1993 until 1994, Ms. Gavaghan served as Controller of Harbour Investment Corporation. From 1978 to 1985, Ms. Gavaghan served in a number of positions of increasing responsibility with Champion International Corporation in Stamford, Connecticut. From 1983 to 1985 she served as Western Regional Administrative Manager for the Building Products Division in Denver, Colorado. Following the leveraged buyout of the plywood operations of this division in 1985, Ms. Gavaghan moved to Cincinnati, Ohio, where she served as Manager of M.I.S. Application Support for the new U.S. Plywood Corporation until 1988. Ms. Gavaghan holds a B.S. degree in accounting from Sacred Heart University.

  WILLIAM H. MORTON, JR. was employed by the Company on November 7, 1995 as Senior Vice President and Chief Operating Officer. In addition, since 1985, Mr. Morton has been Vice President, Aircraft Sales, of Coastal Aviation, Inc. in Stamford, Connecticut, a general aviation marketing firm, and since 1986, Mr. Morton has been the sole stockholder and President of The Risor Corporation in Stamford, Connecticut, a merchant banking firm. During fiscal year 1995, Mr. Morton also acted as a consultant to the Company. Mr. Morton holds a B.A. degree from Middlebury College.

  JAMES L. PROFT was employed by the Company on July 23, 1996 as Vice President and General Manager - Western Operations. From July 1984 through March 1989, Mr. Proft served as Research Metallurgist with Raychem Corporation's Metals Division. From April 1989 through July 1992, Mr. Proft served as Area Sales Manager for Raychem Corporation's Electronics Group. From August 1992 through January of 1993, Mr. Proft was the Vice President of Sales and Marketing of Shape Memory Applications, Inc., followed by a return to Raychem Corporation as Marketing Manager for its Medical Division. Prior to joining the Company, from January 1996 to July 1996, Mr. Proft was Regional Sales Manager of Planar America, an electroluminescent flat panel display company located in Beaverton, Oregon. Mr. Proft holds a B.S. degree in materials engineering from the University of Wisconsin-Milwaukee and a Masters degree in material science and engineering from Stanford University.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended June 30, 1996, 1995 and 1994, certain information regarding the total remuneration paid to the Company's chief executive officer and its next most highly compensated executive officer. No other executive officer or significant other employee of the Company received total annual salary and bonus in excess of $100,000 during fiscal 1996.

                           Summary Compensation Table
                           --------------------------


                                Annual Compensation             Long Term Compensation Awards
                                -------------------             -----------------------------
                                (a)          (b)            (c)              (g)

                                                                        Shares of Common
   Name & Principal              Fiscal                                  Stock Underlying
       Position                  Year      Salary         $Bonus ($)     Options/SARs(#)
----------------------------  -------   ----------     ----------     -----------------
James G. Binch, President,       1996     $150,000(1)    $    -0-          200,000/0 (2)
  Chief Executive Officer,       1995     $150,000(1)    $    -0-          240,000/0 (3)
  Treasurer & Chairman           1994     $150,000(1)    $210,000(4)            - 0 -

William H. Morton, Jr.,          1996     $150,000       $ 95,000(5)       125,000/0 (6)
 Senior Vice President and       1995     $  - 0 -       $    -0-               - 0 -
 Chief Operating Officer         1994     $  - 0 -       $    -0-               - 0 -

--------------------------------

 (1) Does not include any amounts which may be deemed to be paid to Mr. Binch by Harbour Investment Corporation for serving as President of the Company. See discussion following

 (2) In April 1996 Mr. Binch agreed to the termination (for no value, except as provided in the following sentence) of 40,000 of the 240,000 options previously granted to him. With respect to the remaining 200,000 options, the exercise price was repriced from $4.40 per share to $1.50 per share simultaneously with the repricing of all of the Company's outstanding incentive stock options with exercise prices above $1.50 to $1.50.

 (3) These options are exercisable in five equal annual installments, commencing on September 24, 1994.

 (4) Mr. Binch's bonus consisted of $50,000 in cash and 80,000 shares of the Company's Common Stock valued at $2.00 a share.

 (5) Includes payment of $50,000 to The Risor Corporation, of which Mr. Morton is President and the sole stockholder, for consulting services.

 (6) These options are exercisable in five equal annual installments, commencing on November 7, 1996.


                              ____________________

                     Option/SAR Grants in Last Fiscal Year

                               Individual Grants
                               -----------------

(a)                             (b)               (c)               (d)             (e)
Number of Shares                              % of Total
                          of Common Stock    Options/SARs
                             Underlying       Granted to
                            Options/SARs     Employees in    Exercise or Base   Expiration
Name                        Granted (#)     Fiscal Year(1)    Price($/Share)       Date
-----                     ----------------  ---------------  -----------------  -----------

James G. Binch               200,000/0 (2)            (2)               $1.50    9/24/2003

William H. Morton, Jr.       125,000/0 (3)           100%               $0.90    11/7/2005

---------------------------

 (1) Assumes full vesting of options. Excluded from this calculation are 407,500 options which were previously granted but as to which the exercise price was repriced from $2.34 to $1.50 in fiscal year 1996. Also excluded are 83,000 options which were granted to former employees of Raychem Corporation who became employed by the Company in July 1996.

 (2) In April 1996 Mr. Binch agreed to the termination (for no value, except as provided in the following sentence) of 40,000 of the 240,000 options previously granted to him. With respect to the remaining 200,000 options, the exercise price was repriced from $4.40 per share to $1.50 per share simultaneously with the repricing of all of the Company's outstanding incentive stock options with exercise prices above $1.50 to $1.50. These options are exercisable in five equal annual installments, commencing on September 24, 1994.

 (3) These options are exercisable in five equal annual installments, commencing on November 7, 1996.

                    Aggregated Option/SAR Exercises in Last
                    Fiscal Year and FY-End Option/SAR Values
                    ----------------------------------------


(a)                                            (d)                             (e)


                                  Number of Shares
                                  of Common Stock
                                  Underlying                      Value of Unexercised
                                  Unexercised Options/            In-the-Money Options/
                                  SARs at FY-end (#)              SARs at FY-End (#)
        Name                      Exercisable/Unexercisable       Exercisable/Unexercisable(1)
--------------------------------  -----------------------------   ----------------------------
        James G. Binch            56,000 Options Exercisable/                $115,640/$297,000
                                  144,000 Options Unexercisable

        William H. Morton, Jr.    0 Options Exercisable/                     $      0/$257,813
                                  125,000 Options Unexercisable

---------------------------

    (1) Based on average of bid and asked prices per share of the Company's Common Stock on June 28, 1996.

                             ----------------------

  Effective September 24, 1993, the Company and James G. Binch entered into a two-year employment agreement, which automatically renews for successive one-year periods unless or until Mr. Binch or the Company gives notice of its intention not to renew. Pursuant to said renewal provision, this agreement automatically renewed for a one-year period effective September 24, 1996. The agreement entitles Mr. Binch to an annual salary of $150,000 from and after January 1, 1993. The agreement also entitled Mr. Binch to (i) $20,000 as compensation for services rendered from October 1, 1992 to December 31, 1992,
(ii) a bonus of $50,000 and 80,000 shares of the Company's Common Stock as inducement to enter into the contract, and (iii) an option to purchase up to 240,000 shares of the Company's Common Stock at an exercise price of $4.40 per share under and pursuant to the Memry Corporation Stock Option Plan, subject to the approval of such Plan by the Company's stockholders (which approval was obtained in the first quarter of fiscal 1995). The options are exercisable in five equal installments, commencing on September 24, 1994, and will expire on September 24, 2003. The Agreement also provides that if Mr. Binch's employment is terminated due to either the failure by the Company to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), or, at the election of Mr. Binch, upon a change in control of the Company (and within 6 months of such change in control), Mr. Binch will be entitled to a lump-sum payment equal to two times his annual salary at the rate in effect immediately prior to the date of termination. During the fiscal year ended June 30, 1996, Mr. Binch and the Company agreed to the termination of 40,000 of his options (for no value) and the repricing of his remaining options from $4.40 per share to $1.50 per share simultaneously with the repricing of all of the Company's outstanding incentive stock options with exercises above $1.50 to $1.50.

  Mr. Binch is President, the sole director and the sole stockholder of Harbour Investment Corporation, a Delaware corporation ("HIC"). HIC is managing general partner of Harbour Holdings Limited Partnership, a Connecticut limited partnership ("Harbour") and a significant shareholder of the Company. (See "Security Ownership of Certain Beneficial Owners and Management"). Pursuant to Harbour's amended and restated Agreement of Limited Partnership, Harbour retained HIC to act as its managing general partner, and to perform investment manager, custodial and administrative services, in consideration of custodial fees of (i) $465,000 for the period commencing on February 24, 1993, and continuing through December 31, 1993, and (ii) $350,000 for each of calendar years 1994 and 1995. HIC's retention was extended for calendar 1996 on January 1, 1996, for an additional $350,000 custodial fee. One of a number of services performed by HIC for Harbour is providing the services of Mr. Binch in the capacity of the Company's President. Because (i) there is no allocation of the annual fee paid by Harbour to HIC as between providing the services of Mr. Binch as the Company's President and other services, (ii) HIC does not pay Mr. Binch a salary, and (iii) HIC incurs numerous expenses in fulfilling its duties to Harbour that must be paid before it pays either salary or dividends to Mr. Binch, it is impossible to quantify the amount, if any, that Harbour or HIC could be deemed to be paying Mr. Binch for serving as President of the Company. Therefore, Mr. Binch's compensation as set forth in the foregoing compensation table does not include any such amounts.

  On November 7, 1995, William H. Morton, Jr. joined the Company as Senior Vice President and Chief Operating Officer. Mr. Morton's employment agreement provides for a two-year term of employment, which term automatically renews for successive one-year periods unless either Mr. Morton or the Company gives the other notice of his or its intention not to renew such contract. This agreement entitles Mr. Morton to an annual salary of $150,000. In addition, as consideration for past services rendered by either Mr. Morton individually or through The Risor Corporation, this agreement entitles Mr. Morton to 50,000 shares of Common Stock of the Company as well as payment of $50,000 to The Risor Corporation. This agreement also grants to Mr. Morton options under and pursuant to the Memry Corporation Stock Option Plan exercisable to purchase 125,000 shares of Common Stock for an exercise price of $0.90, exercisable in five equal annual installments, commencing on November 7, 1996 and terminating on November 7, 2005. In the event of a change in control of the Company, these options will become immediately exercisable.

  On July 23, 1996, James Proft joined the Company as Vice President and General Manager - Western Operations. Mr. Proft's employment agreement provides for a one-year term of employment, which term automatically renews for successive one-year periods unless either Mr. Proft or the Company gives the other notice of his or its intention not to renew such contract. This agreement entitles Mr. Proft to an annual salary of $140,000. In addition, as inducement to Mr. Proft to enter into such employment agreement, this agreement entitles Mr. Proft to:
(i) warrants exercisable to purchase 40,000 shares of Common Stock at an exercise price of $0.01 per share, of which warrants exercisable to purchase 20,000 shares of Common Stock became exercisable upon Mr. Proft's first day of employment with the Company, with one-half of the remaining warrants to become exercisable on each of the first and second anniversaries thereof; (ii) non-qualified stock options, pursuant to the Company's Stock Option Plan, to purchase 20,000 shares of Common Stock at $1.59 per share (representing a discount of 25% from market price on June 28, 1996), which options vest in three equal annual installments commencing October 1997, and which expire
October 2006; (iii) a cash bonus of $25,000 on March 31, 1997 if Mr. Proft remains in the employ of the Company on such date; (iv) cash compensation from February 1, 1997 and March 31, 1997 equal to an aggregate of $3,710 (35% of the difference between the actual closing price of the Common Stock on June 28, 1996 of $2 1/8 and $1.59, times 20,000 options); (v) upon stockholder approval of an increase in the authorized number of shares of Common Stock as well as the number of options which may be granted pursuant to the Company's Stock Option Plan, incentive stock options exercisable to purchase 25,000 shares of Common Stock, exercisable in three installments commencing on the first anniversary of the date of grant; (vi) reimbursement of certain relocation expenses (including those associated with an earlier move to another entity); (vii) a mortgage assistance loan of $25,000 at an annual interest rate of 6.75%, secured by a second mortgage on Mr. Proft's residence (with only interest due for the first two years, principal being due in five annual installments thereafter, with the entire balance being payable within thirty days of the termination of Mr. Proft's employment with the Company); and (viii) a cash signing bonus of $10,000 payable in equal installments on July 31, 1996 and August 31, 1996.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS AND SARS

  On April 30, 1996, the Compensation Committee approved the repricing of all existing stock options and stock appreciation rights ("SARs") granted pursuant to the Company's Stock Option Plan with exercise prices above $1.50 per share to $1.50 per share. The market price per share at such time was $1.00, based on the average of the bid and asked prices on such date. Prior to such repricing, the exercise prices of such options were either $2.34 per share or $4.40 per share.

  Prior to such repricing, due to the fact that the exercise prices of such options were so far above the market price, the Compensation Committee concluded that the options and SARs were no longer effectively acting as incentives to the employees. The Compensation Committee determined that, based on the market price at such time and future prospects for the Company, $1.50 was an appropriate exercise price for such options and SARs in order to ensure that they acted as incentives to the employees granted such options and SARs.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

  The original holder of the Company's Series A Preferred Stock and Series B Preferred Stock (collectively the "Series A and Series B Preferred Stock"), Harbour Holdings Limited Partnership ("Harbour"), which as of October 1, 1996 was the beneficial owner of more than five percent of the Common Stock, agreed to permit the Company to defer dividends due on the Series A and Series B Preferred Stock it held beginning with the first quarter of fiscal 1992, except to the extent that the Company achieved positive cash flow. The Company was to accrue any such deferred dividends until such time as they were paid. Harbour thereafter waived all dividends accruing after June 30, 1993 on the Series A and Series B Preferred Stock. By letter agreement dated May 22, 1995, Harbour agreed to accept the issuance of 747,500 shares of Common Stock, valued at $0.80 per share, as payment in full of accrued dividends in the amount of $598,000.
By same letter agreement, Harbour agreed to convert, and simultaneously did convert, 124 shares of Series A Preferred Stock of the Company and 250 shares of Series B Preferred Stock of the Company into 424,426 shares of Common Stock and 312,500 shares of Common Stock, respectively. No shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding.

  In April 1994 the Company and Harbour entered into a Securities Exchange Agreement providing for the exchange by Harbour of 480,000 shares of Common Stock of the Company owned by Harbour for 480 shares of the Company's Series F Preferred Stock, which exchange was effected simultaneously with the execution of such Securities Exchange Agreement. This exchange was necessary in order to allow the Company to have a sufficient number of authorized, but unissued, shares of Common Stock to complete certain private placements of the Company's Common Stock. Upon consummation of the one-for-ten reverse stock split which the Company effected on August 8, 1994, the

Series F Preferred Stock was converted back into 480,000 shares of Common Stock. No shares of Series F Preferred Stock remain outstanding. Mr. Binch is the President, Chief Executive Officer and sole shareholder of Harbour Investment Corporation, the sole general partner of Harbour. He is also individually a limited partner of Harbour, with a limited partnership interest of less than one percent.

  Pursuant to a Convertible Subordinated Debenture Purchase Agreement, dated as of December 22, 1994 (the "Purchase Agreement"), the Company issued to CII the following securities (the "CII Securities") for an aggregate consideration (comprised of cash and forgiveness of indebtedness) of $750,000: (i) a Convertible Subordinated Debenture dated December 22, 1994 from the Company to CII in the principal amount of $763,208 (the "Debenture"), (ii) a warrant dated December 22, 1994 to purchase 508,805 shares of Common Stock at an initial exercise price of $2.15 per share (the "Class I Warrants"), (iii) a warrant dated December 22, 1994 to purchase 305,283 shares of Common Stock at an initial exercise price of $2.75 per share (the "Class II Warrants"), and (iv) a warrant dated December 22, 1994 to purchase 100,000 shares of Common Stock at an initial exercise price of $1.00, such warrant being an amendment and restatement of a warrant previously held by CII to purchase 10,000 shares of Common Stock at an exercise price of $10.00 per share. On October 12, 1995, the Purchase Agreement and the CII Securities were modified, such that the Debenture became convertible into 954,010 shares of Common Stock, and due to anti-dilution provisions, the Class I Warrants became exercisable for 1,176,269 shares of Common Stock at an exercise price of $0.93 per share and the Class II Warrants became exercisable for 705,485 shares of Common Stock at an exercise price of $1.19 per share. The number of shares of Common Stock for which the Class III Warrants wereexercisable remained the same, but the exercise price per share was adjusted to $0.65. On June 24, 1996, the parties agreed that in order to help the Company market the Common Stock sold to fund the acquisition of Raychem Corporation's nickel-titanium product line, CII would convert the Debenture into equity, and a further amendment to the Purchase Agreement was executed by CII and the Company, which amendment became effective on June 28, 1996. Pursuant to such further amendment, on June 28, 1996, the Debenture was converted into 285,528 shares of Common Stock and 66.85 shares of Series H Preferred Stock (the "Series H Shares"). The parties agreed that additional shares of Common Stock which were issuable to CII due to a penalty adjustment provision of the Debenture would be folded into the Class I Warrants. Accordingly, the number of shares of Common Stock for which the Class I Warrants are exercisable was increased to 1,282,450, with the exercise price per share of such Class I Warrants being adjusted to $0.853 per share. The Class II and Class III Warrants were not adjusted. As of the close of business on September 4, 1996, all of the Series H Shares automatically were converted into 668,500 shares of Common Stock, pursuant to the terms of the Certificate of Designations, Rights and Preferences of the Series H Preferred Stock. The Class I, II and III Warrants are subject to certain antidilution rights. CII also has been granted a "put" right if, among other things, the Company ceases to maintain its principal offices and certain operations within the State of Connecticut, fails to file a registration statement covering the resale of its securities by October 31, 1996 or fails to effect such registration statement by January 31, 1997. Upon CII's exercise of its put, the Company would be obligated to purchase from CII all CII Securities and Registrable Securities held at that time by CII for a price equal to the greater of (x) the then current market price of such CII Securities and Registrable Securities (on an as-converted basis) and (y) $2.00, multiplied by the number of CII Securities and Registrable Securities (on an as-converted basis), less in the case of Common Stock issued upon the exercise of the Class I Warrants, the Class II Warrants or Class III Warrants, any exercise price paid to acquire Common Stock. As of October 1, 1996, CII beneficially owned more than five percent of the Common Stock.

  On December 23, 1994, the Company sold to Banque pour L'Industrie Francaise (ref. GAN) ("GAN") 116,667 shares of Common Stock at a per share purchase price of $1.50, for an aggregate purchase price of $175,000. GAN was also issued a warrant to purchase 116,667 additional shares of Common Stock at an exercise price of $2.00 per share. In addition, (i) on June 5, 1995, the Company sold to GAN 307,690 shares of Common Stock at a per share purchase price of $0.65, for an aggregate purchase price of $199,998.50 and (ii) on June 28, 1996, the Company sold to GAN 250,000 shares of Common Stock at a per share purchase price of $2.00, for an aggregate purchase price of $500,000. As of October 1, 1996, GAN beneficially owned more than five percent of the Common Stock.

  On June 26, 1995 and July 17, 1995, FirstInvest Holding Ltd. Inc. ("FirstInvest") purchased 193 shares and 230 shares, respectively, of Series G Preferred Stock ("G Preferred") of the Company at a per share price of $6,500 for an aggregate purchase price of $2,749,500. At the time of this transaction, FirstInvest was not a holder of any securities of the Company, and such transaction was negotiated on an arm's length basis. On June 25, 1996, FirstInvest voluntarily converted 126.9 shares of Series G Preferred Stock into 1,269,000 shares of Common Stock of the Company. As of the close of business on September 4, 1996, the remaining 296.1 shares of Series G Preferred Stock owned by FirstInvest automatically were converted into 2,960,000 shares of Common Stock. As of October 1, 1996, FirstInvest beneficially owned more than five percent of the Common Stock.

  On November 7, 1995, William H. Morton, Jr. joined the Company as Senior Vice President and Chief Operating Officer. Pursuant to the terms of the employment agreement between the Company and Mr. Morton, as consideration for past services rendered by either Mr. Morton individually or through The Risor Corporation, the Company granted to Mr. Morton 50,000 shares of Common Stock and agreed to pay $50,000 to The Risor Corporation. See "Executive Compensation."

  On March 28, 1996, Conoreq S.A. purchased 295,118 shares of Common Stock for $0.85 per share, for an aggregate purchase price of $250,850.30. Subsequently, on May 17, 1996, Conoreq S.A. purchased an additional 118,118 shares of Common Stock for $0.85 per share, for an aggregate purchase price of $100,400.30, and on June 28, 1996, purchased 1,000,000 shares of Common Stock for a purchase price of $2,000,000. As of October 1, 1996, Conoreq S.A. owned more than 5% of the Common Stock.

  On June 28, 1996, the Company consummated the purchase from Raychem Corporation, a Delaware corporation ("Raychem"), of certain tangible assets (primarily consisting of leasehold improvements, machinery and equipment and inventory) and intangible assets (primarily consisting of patents, other intellectual property, goodwill and certain contractual rights) constituting Raychem's shape memory metals components business. The purchase did not include Raychem's patents and related intellectual property relating to the production of certain medical instruments. The purchase price paid by the Company to Raychem consisted of the following: (i) the payment of $3,650,000 in cash; (ii) a $350,000 promissory note, accruing interest at the rate of 10% per annum and secured by a first lien security interest in the tangible property being acquired by the Company from Raychem; (iii) warrants to purchase 1,250,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $2.00 per share; (iv) warrants to purchase an additional 1,130,000 shares of Common Stock at an exercise price of $0.01 per share; and (v) the assumption of certain specified liabilities relating to the assets being acquired, including $200,000 in severance obligations being incurred by Raychem. In addition, the Company and Raychem entered into a number of agreements regarding the ongoing relationship between Raychem and the Company, including an agreement under which the Company will manufacture and sell shape memory alloy components to Raychem. The purchase price paid by the Company to Raychem pursuant to the aforesaid transaction was determined by arms-length bargaining between two non-affiliated parties. No material relationship existed between Raychem and the Company (including any of the Company's affiliates, directors, officers or their associates) prior to the consummation of the transaction. The $350,000 promissory note from the Company to Raychem was repaid in full on August 9, 1996. As of October 1, 1996, Raychem owned more than 5% of the Common Stock.

  The funds that the Company used to pay Raychem the cash portion of the purchase price were obtained through the sale by the Company on June 28, 1996 of 2,000,000 shares of Common Stock to three sophisticated European investors for a purchase price of $2.00 per share, including sales to Conoreq S.A. (which, as described above, purchased 1,000,000 of such shares), and Group Des Assurances Nationales (which, as described above, purchased 250,000 of such shares).

  On July 15 and 16, 1996, as part of bridge financing for working capital purposes until financing could be obtained from Affiliated Business Credit Corporation, the Company borrowed $100,000 from each of Dawn Morton and Dominion Capital Partners (for an aggregate of $200,000), at an annual interest rate of 10%, such notes to be due on the earlier of August 15, 1996 and the date of consummation of financing in the amount of at least $1,500,000 from Affiliated Business Credit Corporation to the Company. As additional consideration for such loans, the Company issued to each of Ms. Morton and Dominion Capital Partners warrants exercisable to purchase 18,000 shares of Common Stock at an exercise price of $1.50 per share. Each of Ms. Morton and Dominion Capital Partners was also paid a facility fee of $5,000 in connection with such bridge financing. These notes were paid in full by the Company on August 9, 1996. Ms. Morton is the wife of William H. Morton, Jr., the Company's Senior Vice President and Chief Operating Officer. The managing general partner of Dominion Partners is Dominion Financial Group, Inc., of which
W. Andrew Krusen, Jr. is a principal shareholder and the President.

  On July 23, 1996, James Proft joined the Company as Vice President and General Manager - Western Operations. For the terms of Mr. Proft's employment agreement, see "Proposal No. 1 - Executive Compensation." In addition, on September 20, 1996, the Company loaned to Mr. Proft $45,000 at an annual interest rate of 6-3/4%, in connection with certain relocation expenses of Mr. Proft. This loan was repaid in full on October 16, 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of the Company's Common Stock to file certain reports concerning their ownership of the Company's equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recently completed fiscal year, the directors, officers and beneficial owners of 10% or more of the Registrant's Common Stock which failed to make the requisite filings on a timely basis are set forth below.

  James G. Binch failed to report on his Form 5 timely filed in August 1996 the acquisition by his daughter of 232 shares of Common Stock in June 1996. Such acquisition was subsequently reported pursuant to an amendment to his Form 5 (although Mr. Binch disclaims beneficial ownership of such shares).

  Edward J. Murphy, formerly Vice President of the Company and President of Wright, failed to file a Form 4 to report his acquisition of 13,000 shares of Common Stock on September 22, 1995. In addition, he failed to file a Form 5 to report either this acquisition or the expiration on December 2, 1995, for no value, of 5,000 options previously granted to him.

  The Company has not received a Form 3 from FirstInvest Holding Ltd. ("FirstInvest") to report its acquisition of beneficial ownership of more than 10% of the Company's Common Stock. The Company also has not received a Form 4 to report the conversion by FirstInvest of 126.9 shares of Series G Preferred Stock into 1,269,000 shares of Common Stock on June 25, 1996.

  The Company has not received a Form 3 from Conoreq, S.A. to report its acquisition on June 28, 1996 of beneficial ownership of more than 10% of the Company's Common Stock. Raychem Corporation also failed to timely file a Form 3 to report its acquisition on June 28, 1996 of beneficial ownership of more than 10% of the Company's Common Stock, although Raychem Corporation has since filed such notice (albeit after the due date therefor). The Company has not received a Form 4 from GAN to report its acquisitions on June 28, 1996 of 250,000 shares of Common Stock.


                 PROPOSAL NO. 2 - THE CAPITALIZATION AMENDMENT

SUMMARY OF CAPITALIZATION AMENDMENT

  The stockholders are being requested to approve a proposal to amend the Company's Certificate of Incorporation by amending the first paragraph of
Article 4 thereof. The text of the revised first paragraph of Article 4 is as follows:

            4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Million One Hundred Thousand (30,100,000) shares consisting of (a) Thirty Million (30,000,000) shares of common stock of the par value of One Cent ($0.01) per share, and (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share.

  This amendment to the Certificate of Incorporation (the "Capitalization Amendment") would increase the number of authorized shares of Common Stock from 25,000,000 to 30,000,000. The approval of the Capitalization Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The Board of Directors recommends a vote FOR approval of the Capitalization Amendment.

REASONS FOR AND EFFECT OF INCREASE IN NUMBER OF AUTHORIZED SHARES

  The Board of Directors believes that the five million additional authorized shares of Common Stock are necessary to provide the Company with future flexibility in effecting equity financings. As of October 1, 1996, the authorized capital stock of the Company was 25,000,000 shares of Common Stock, par value $0.01 per share, and 100,000 shares of Preferred Stock, par value $100.00 per share. On such date, 16,657,354 shares of the Company's Common Stock were issued and outstanding, 5,745,368 shares of the Company's Common Stock were reserved for issuance upon the exercise of outstanding warrants (363,636 of which expired on October 11, 1996) and 600,000 shares of Common Stock were reserved for issuance pursuant to the Company's Stock Option Plan. Based upon such numbers, the Company had, on October 1, 1996, 1,997,278 shares of Common Stock neither issued nor reserved for issuance. If the Stock Option Plan Amendment is approved, however, the Board of Directors will promptly reserve an additional 500,000 shares for issuance pursuant to the Company's Stock Option Plan, leaving 1,497,278 shares of Common Stock available for future issuances (and 1,860,914 shares taking into account the expiration of the above-described warrants).

  If the Capitalization Amendment is approved by the Company's stockholders, the Company would still have, after the above reservations, and taking into account the expiration of the above-described warrants, approximately 6,860,914 authorized, but unissued and unreserved, shares of Common Stock. Thereafter, subject to the limitations of Delaware law and other applicable laws and regulations (including those requiring stockholder approval for certain actions), the Board of Directors will have authority, on behalf of the Company, to issue all or a portion of such unissued and unreserved shares of Common Stock, along with additional shares reserved for issuance upon the exercise of any options or warrants that expire unexercised, without further amendment to the Certificate of Incorporation and without further approval of the holders of Common Stock. The additional authorized shares of Common Stock will provide the Company with additional future flexibility to raise funds through the sale of common equity. Additional financing may be required to fund operations if the Company is unable to achieve and maintain a positive cash flow or to finance any expansion of the Company's business, whether through growth or acquisition, and some or all of that financing might best be obtained by the sale of Common Stock. The Company is not able to accurately forecast whether additional shares of Common Stock will need to be sold, or how many, because it is not certain whether additional financing will be required, or how much, nor what portion of any such financing will consist of sales of Common Stock, as opposed to loans or sales of Preferred Stock.

  Approximately one year ago, at the Company's 1995 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock from 10,000,000 to 25,000,000. Although more than ten million of the additional authorized shares of Common Stock were needed to satisfy existing contractual obligations of the Company to reserve shares of Common Stock for certain already existing warrants, options and convertible Securities, as of the time of such increase the Company still had over four million additional shares of Common Stock authorized but unissued and unreserved to serve future needs (and the reservation of an additional approximately 3,600,000 shares of Common Stock terminated shortly after such approval due to the expiration of related warrants). It was not anticipated at that time that it would be necessary to authorize additional shares of Common Stock at the Company's 1996 Annual Meeting of Stockholders. However, to meet working capital needs, the Company sold 1,001,003 shares of Common Stock for $850,853 prior to the Raychem Acquisition. Thereafter, on June 28, 1996, the Company acquired Raychem Corporation's nickel-titanium product line (the "Raychem Acquisition"). In order to consummate the Raychem Acquisition, the Company sold 2,000,000 shares of Common Stock for $4,000,000 to fund the cash component of the purchase price of the Raychem Acquisition. In addition, the Company reserved 2,380,000 shares of Common Stock for issuance upon the exercise of warrants issued to Raychem as part of the purchase price and 120,000 shares were reserved for issuance upon the exercise of warrants granted to former Raychem employees in order to induce them to accept employment offers from Memry.

It was primarily these issuances and reservations that necessitated the proposal by the Company of the Capitalization Amendment.

  If the Capitalization Amendment is adopted and the shares of Common Stock authorized thereby are thereafter issued, current holders of shares of Common Stock could have their current ownership of the Company's Common Stock substantially diluted.


                PROPOSAL NO. 3 - THE STOCK OPTION PLAN AMENDMENT

SUMMARY OF STOCK OPTION PLAN AMENDMENT

  The Memry Corporation Stock Option Plan (the "Plan") was adopted by the Company's Board of Directors on September 24, 1993 and was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders of the Company. Such Plan was subsequently amended by the Board of Directors of the Company in October 1996 to conform the Plan's conditions regarding who is eligible to serve on the Compensation Committee to the requirements of new Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, which rule becomes mandatory November 1, 1996, and to make certain corrections to the Plan. At a meeting of the Compensation Committee in April 1996, the Compensation Committee adopted a proposal to amend the Plan to increase from 600,000 to 1,100,000 the aggregate number of shares of Common Stock reserved for issuance under the Plan. A copy of the Plan as proposed to be amended is annexed hereto as Appendix A. The proposal to amend the Plan is subject to stockholder approval. The Plan provides for the grant of incentive stock options (which satisfy the requirements of Section 422(b)) of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified options (which do not satisfy such requirements) to regular salaried officers and other employees of the Company. The material features of the Plan as currently in effect are described in "Description of the Plan as Currently in Effect" below. Said summary is qualified in its entirety by reference to the Plan itself.

  The approval of this amendment to the Plan (the "Stock Option Plan Amendment") will require the affirmative vote of the holders of a majority of the present and voting shares of the Company's Common Stock. The Board of Directors recommends a vote FOR approval of the Stock Option Plan Amendment.

REASONS FOR THE APPROVAL

  As of October 1, 1996, there were outstanding stock options covering 575,500 shares of Common Stock held by 27 persons (including 83,000 options which have been granted to former Raychem employees and which will vest in three annual installments beginning July 1997). Therefore, as of October 1, 1996, only 24,500 shares of Common Stock remained available for future awards under the Plan. In addition, in connection with the Raychem Acquisition, the Company agreed, subject to stockholder approval, to grant options under the Plan to purchase an additional 200,500 shares of Common Stock in order to induce former Raychem employees to accept offers of employment from the Company. The Board of Directors believes that the increase in the number of shares covered by the Plan is necessary, both to allow for the issuance of options to former Raychem employees and to be available for issuance to future employees as the Company grows.

PLAN BENEFITS

  Pursuant to the employment agreement executed by the Company and James Proft in October 1996, the Company agreed to issue to Mr. Proft incentive stock options, pursuant to the Plan, exercisable to purchase 25,000 shares of Common Stock upon approval by the Company's stockholders of the Stock Option Plan Amendment at a price equal to the average of the bid and asked prices of the Common Stock on the date of the Annual Meeting. Mr. Proft was not one of the named executive officers for the fiscal year ended June 30, 1996 for the purposes of the executive compensation tables included herein. None of such named executive officers or directors have current agreements with the Company to receive additional stock options pending stockholder approval. The following table sets forth certain information relating to the award to Mr. Proft and relating to the specified groups and persons (and does not set forth information regarding the options covering 575,500 (including 63,000 options subject to vesting conditions) which previously have been granted under the Plan).

                               NEW PLAN BENEFITS
                      MEMRY CORPORATION STOCK OPTION PLAN

Name and Position                   Dollar Value   Number of Shares
----------------------------------  -------------  -----------------
James G. Binch,                      $      0 (1)         - 0 -  (1)
Chairman, President, Treasurer
and CEO
William H. Morton, Jr.,              $      0 (2)         - 0 -  (2)
Senior Vice President and
Chief Operating Officer
Current executive officers           $ 43,750 (3)            25,000
as a group (8 persons)
Current directors, who are not       $         0              - 0 -
 executive officers, as a group
All current employees, including     $307,125 (3)           175,500
 officers who are not executive
 officers, as a group
-----------------------------------

(1) Although it is not currently planned that Mr. Binch will receive additional stock options upon approval by the stockholders of the proposed amendment, he previously has been granted options exercisable to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share. See "Proposal No. 1 - Election of Directors -Executive Compensation."

(2) Although it is not currently planned that Mr. Morton will receive additional stock options upon approval by the stockholders of the proposed amendment, he previously has been granted options exercisable to purchase 125,000 shares of Common Stock at an exercise price of $0.90 per share. See "Proposal No. 1 - Election of Directors -Executive Compensation."

(3) Based on average of bid and asked prices per share on October 1, 1996.

DESCRIPTION OF PLAN AS CURRENTLY IN EFFECT

  A summary of the significant provisions of the Plan is set forth below. A copy of the full Plan is annexed as Exhibit A to this Proxy Statement. The following description is qualified in its entirety by reference to the Plan itself.

  ADMINISTRATION OF THE PLAN. The Plan is administered by the Compensation Committee (the "Committee") consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board of Directors and each of whom is a "Non-Employee Director" as that term is defined in Rule 16b-3(b)(3)(i) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934. Subject to the express provisions of the Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised; provided, however, the aggregate fair market value of the Common Stock for which incentive stock options granted to any employee under the Plan may first become exercisable in any calendar year may not exceed $100,000. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "incentive stock options," intended to qualify under Section 422 of the Internal Revenue Code of 1986, "non-qualified options," which do not so qualify, or "stock appreciation rights" ("SARs").

  The Committee may amend, suspend or terminate the Plan (including without limitation to increase the cost thereof to the Company or to alter the allocation of the benefits) at any time, except that no amendment may be adopted without the approval of stockholders which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) change the eligibility requirements for participation in the Plan; (iii) permit the grant of any incentive stock option under the Plan with an option price of less than 100% of fair market value of the shares at the time such incentive stock option is granted; (iv) extend the term of any incentive stock options or the period during which any incentive stock options may be granted under the Plan; or (v) materially increase the benefits provided under the Plan to the extent that stockholder approval would be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934.

  SHARES SUBJECT TO THE PLAN. Subject to adjustments resulting from changes in capitalization (and subject to the approval of the Stock Option Plan Amendment), no more than 600,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the Plan. The Committee may cancel outstanding options and reissue options at a lower exercise price in the event that the fair market value of the shares of Common Stock falls below the exercise price of such outstanding options. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan.

  Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options and SARs may be granted under the Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. An option or SAR may not be transferred other than by will or by laws of descent and distribution, and during the lifetime of the option or SAR holder may be exercised only by such holder.

  PARTICIPATION. The Committee is authorized to grant incentive stock options ("ISOs"), nonqualified stock options ("NQSOs"), or SARs from time to time to such employees of the Company as the Committee, in its sole discretion, may determine.

  OPTION PRICE. The exercise price of each option and the base amount to determine the subsequent value of an SAR is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of nonqualified options, the option price per share may be less than, equal to or greater than the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted. A participant has the right to cancel all or any part of an option or SAR then subject to exercise, in which event the Company shall pay the participant the excess of the fair market value of the cancelled shares over the exercise price in cash and/or stock.

  TERM AND EXERCISE OF OPTIONS AND SARS. The Committee has the discretion to fix the term of each option or SAR granted under the Plan, with a maximum length of term of each option or SAR of 10 years, subject to earlier termination as provided in the Plan (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock). All such options and SARs expire, to the extent unexercised, ten years after the date of the grant.

  FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED OPTIONS. An employee who is granted an NQSO under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under Section 83 of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common
Stock on the date of exercise over the exercise price.   The amount realized for
tax purposes by an option holder by reason of the exercise of an NQSO granted under the Plan is subject to withholding by the Company, and the Company is entitled to a deduction in an amount equal to the income so realized by an option holder, provided all necessary withholding requirements under the Code are met.

  Provided that an employee satisfies certain holding period requirements provided by the Code, an employee will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of an NQSO are disposed of more than one year after (i) the shares are transferred to the employee or
(ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83 of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

  FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS. An ISO holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an ISO. If the ISO holder does not dispose of the shares acquired within two years after the date the ISO was granted to him or within one year after the transfer of the shares to him,
(i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

  If an ISO holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the ISO holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the ISO holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

  An ISO holder generally will recognize long-term capital gains or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the ISO holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the ISO holder as the result of the Disqualifying Disposition. The Company will be allowed in the taxable year of the Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the ISO holder, provided all necessary withholding requirements are met.

  Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the ISO holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, i.e. a gift or a sale between certain persons or entities classified under the Code as "related persons."

  FEDERAL INCOME TAX CONSEQUENCES OF STOCK APPRECIATION RIGHTS. An employee who is granted a stock appreciation right under the Plan will not realize any income for Federal income tax purposes on the grant of the SAR. The amount of cash and the fair market value of the Common Stock received upon the employee's exercise of a stock appreciation right will be ordinary income.

  ALTERNATIVE MINIMUM TAX. For purposes of computing the Federal alternative minimum tax with respect to shares acquired pursuant to the exercise of ISOs, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includible in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes generally will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general, the alternative minimum tax is the excess of 24% of alternative minimum taxable income over the regular income tax, in each case subject to various adjustments.

INTEREST OF CERTAIN PERSONS

  James Proft, Vice President and General Manager - Western Operations, has an interest in the proposal to approve amendment of the Plan because he has been promised by the Company that he will be issued incentive stock options exercisable to purchase 25,000 shares of Common Stock upon stockholder approval of such amendment.


                              INDEPENDENT AUDITORS

  McGladrey & Pullen, LLP ("M&P") have audited the consolidated financial statements of the Company for the fiscal years ended June 30, 1996 and June 30, 1995. The selection of M&P was made by the Board of Directors in its capacity as Audit Committee, which reviewed the professional competence of the firm and its audit scope. The Board of Directors of the Company, in its capacity as Audit Committee, will select independent auditors for the fiscal year ending June 30, 1997 at a later date. It is expected that a representative of M&P will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he so desires.

    On June 19, 1995, Ernst & Young LLP ("E&Y") resigned as independent auditors of the Company. Because E&Y resigned, rather than having been dismissed by the Company, neither the Company's Board of Directors nor the Company made a decision to change accounting firms. The Company does not have a separate audit committee of the Board of Directors. A Form 8-K was filed by the Company with the Securities and Exchange Commission (the "Commission") on June 26, 1995 to report this event. On September 20, 1995, the Company engaged M&P as its independent auditors. A Form 8-K was filed by the Company with the Commission on September 27, 1995 to report this event. E&Y's reports on the Company's financial statements for each of the two fiscal years ended June 30, 1994 and 1993 were modified with respect to the existence of substantial doubt about the ability of the Company to continue as a going concern. Except as provided in the immediately preceding sentence, said reports did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  Neither the Company nor anyone on its behalf consulted M&P regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. Furthermore, in connection with E&Y's audits of the Company's financial statements for each of the two fiscal years ended June 30, 1993 and June 30, 1994, respectively, and through the date of the subsequent interim periods ending June 19, 1995 (the date of E&Y's resignation as the Company's independent auditors), E&Y and the Company did not have any disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which disagreements, if not resolved to E&Y's satisfaction, would have caused E&Y to make a reference to the subject matter of the disagreements in E&Y's report. E&Y has not performed any procedures with respect to the interim periods after the fiscal year ended June 30, 1994.


                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders, which the Company contemplates holding in November 1997, must be received at the Company's principal executive offices located at 57 Commerce Drive, Brookfield, Connecticut 06804 on or before June 30, 1997 for consideration for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.



                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Company's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their judgment on such matters.


                    EXHIBITS TO ANNUAL REPORT ON FORM 10-KSB

  THE COMPANY WILL PROVIDE, AT A CHARGE OF $0.10 PER PAGE TO COVER PHOTOCOPYING EXPENSES, TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, COPIES OF THE EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO WENDY A. GAVAGHAN, SECRETARY, MEMRY CORPORATION, 57 COMMERCE DRIVE, BROOKFIELD, CONNECTICUT 06804.

                            By Order of the Board of Directors



                            Wendy A. Gavaghan
                            Secretary

October 28, 1996

                                   APPENDIX A
                                   ----------



                               MEMRY CORPORATION

                               STOCK OPTION PLAN

                               MEMRY CORPORATION

                               STOCK OPTION PLAN


                               Table of Contents


Section                                                               Page


1.  Purpose............................................................  1

2.  Definitions........................................................  1

3.  Shares Subject to the Plan.........................................  2

4.  Grant of Stock Options.............................................  2

5.  Certificates for Award of Stock....................................  4

6.  Beneficiary........................................................  4

7.  Administration of the Plan.........................................  5

8.  Amendment or Discontinuance........................................  5

9.  Adjustments in Event of Change in Common Stock.....................  5

10. Miscellaneous......................................................  6

11. Effective Date and Stockholder Approval............................  7

                               MEMRY CORPORATION
                               STOCK OPTION PLAN

1.  Purpose
    -------

     The purpose of the Memry Corporation Stock Option Plan is to attract and retain persons of ability as employees of Memry Corporation, its subsidiaries and affiliates and encourage such employees to continue to exert their best efforts on behalf of the Company, its subsidiaries and affiliates.

2.      Definitions
        -----------

        When used herein, the following terms shall have the following meanings:

        "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 6 to receive the benefit, if any, provided under the Plan upon the death of an Employee.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

        "Committee" means the Committee appointed by the Board pursuant to
Section 7.

        "Company" means Memry Corporation, and its successors and assigns.

        "Employee" means an employee of a Participating Company who, in the judgment of the Committee, is responsible for or contributes to the growth or profitability of the business of the Company.

        "Exchange" means the New York Stock Exchange, or if the Stock is not listed on the New York Stock Exchange, the principal exchange on which the Stock is listed or the NASDAQ system of the National Association of Securities Dealers.

        "Fair Market Value" means, as of any date, the mean between the reported high and low sales prices on the Exchange for one share of Stock on such date, or, if no sales of Stock have taken place on such date, the Fair Market Value of one share of Stock on the most recent date on which selling prices were reported on the Exchange. In the event that the Company's shares are not publicly traded on an Exchange, the Committee shall determine the fair market value for all purposes.

        "Option" means an option to purchase Stock subject to the applicable provisions of Section 4 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

        "Option Agreement" means the written agreement evidencing each Option or SAR granted to an Employee under the Plan.

        "Participating Company" means the Company or any corporation which at the time such option is granted qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code.

        "Plan" means the Memry Corporation Stock Option Plan, as the same may be amended, administered or interpreted from time to time.

        "SAR" means a stock appreciation right to subject to the appropriate requirements under Section 4 and awarded in accordance with the terms of the Plan.

  "Stock" means the common stock, $0.01 par value, of the Company.

  "Total Disability" means the complete and permanent inability of an Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.  Shares Subject to the Plan
    --------------------------

  The aggregate number of shares of Stock which may be awarded under the Plan, used to determine the value of SARs, or subject to purchase by exercising Options is 1,100,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to purchase or payment by exercising an Option or SAR under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of employment, or expiration or a cancellation with the consent of an Employee of an Option or SAR, such shares of Stock shall again become available for award under the Plan.

4.  Grant of Stock Options
    ----------------------

  (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Employees to whom Options and/or SARs are to be granted; (ii) determine the number of shares of Stock subject to each Option; (iii) determine the time or times when and the manner in which each Option shall be exercisable, the exercise price and the duration of the exercise period; (iv) determine whether such Option shall be incentive stock options or nonqualified stock options or a combination of incentive stock options and nonqualified stock options; and (v) determine the number of shares of Stock that shall be used to determine the value of an SAR; provided, however, that (A) no
                                                --------  -------
Option or SAR shall be granted after the expiration of ten years from the effective date of the Plan and (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock for which incentive stock options granted to any Employee under this Plan that may first become exercisable in any calendar year shall not exceed $100,000.

  (b) The exercise period for an incentive stock option shall be no more than ten years from the date of grant, except that in the case of an incentive stock option granted to an Employee who is a Ten Percent Shareholder as described in
Section 4(c), the exercise period shall be no more than five years. The exercise period for a nonqualified stock option or an SAR shall be no more than ten years.

  (c) The Option or SAR exercise price per share shall be determined by the Committee at the time the Option is granted and shall be at least equal to the par value of one share of Stock; provided, however, that the exercise price for
                                 --------  -------
an incentive stock option and any tandem SARs shall be not less than the Stock's Fair Market Value at date of grant, or in the case of an incentive stock option and any tandem SARs granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Shareholder"), 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

  (d) No part of any Option or SAR may be exercised by an Employee until such Employee shall have (i) remained in the employ of one or more Participating Companies for one year after the date on which the Option is granted, unless employment is terminated on account of death or Total Disability, or (ii) achieved such performance or other criteria, as the Committee may specify, if any, of the Company or any other Participating Company, and the Committee may further require exercisability in installments; provided, however, the period
                                                --------  -------
during which an SAR is exercisable shall commence no earlier than six months following the date the SAR is granted.

  (e) (i) If the Employee's employment terminates because of (a) involuntary termination of employment by the Participating Company other than for cause, as determined by the Company in its sole discretion, or (b) retirement in accordance with the terms and conditions of a retirement plan adopted by the Participating Company; he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 4(b) above.

       (ii) If an Employee who has been granted an Option or SAR dies while an Employee of a Participating Company, his or her Options or SARs may be exercised, to the extent that the Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by his or her Beneficiary including, if applicable, his or her executors or administrators, at any time, or from time to time, within three months after the date of the Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but no later than the expiration date specified in Section 4(b) above.

       (iii) If the Employee's employment by a Participating Company terminates because of his or her Total Disability, he or she may exercise his or her Options or SARs, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within one year after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 4(b) above.

       (iv) If an Employee's employment is terminated by a Participating Company for cause, as determined by the Company in its sole discretion, or by the Employee voluntarily, all outstanding Options and SARs immediately shall be forfeited as of the date of termination.

  (f) No Option or SAR granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him or her.

  (g) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

  (h) Each Option and SAR granted under the Plan shall be evidenced by a written Option Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Option granted and such other terms and conditions as the Committee may specify. Further, each such Option Agreement shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act of 1933 ("'33 Act") and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Employee shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Employee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the '33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

  (i) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Stock already owned by the optionee, or a combination of cash and Stock, or in such other consideration acceptable to the Committee (including, to the extent permitted by applicable law, the relinquishment of a portion of the Option) as the Committee deems appropriate, having a total Fair Market Value equal to the purchase price. For purposes of this Section 4(i), the fair market value of the portion of an Option that is relinquished shall be the excess of

       (x) the Fair Market Value at the time of exercise of the number of shares of Stock subject to the portion of the Option that is relinquished over

       (y) the aggregate exercise price specified in the Option with respect to such shares.

  (j) Upon exercise of an SAR, the Employee shall be entitled to receive all or a portion of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) a specified amount which shall not, subject to
Section 4(i), be less than the Fair Market Value of such specified number of shares of Stock at the time the SAR is granted. Upon exercise of an SAR, payment of such excess shall be made in cash or Stock, or both, as determined by the Committee in its sole discretion.

  (k) If the Option granted to an Employee allows the Employee to elect to cancel all or any portion of an unexercised Option by exercising a related (tandem) SAR, then the Option price per share of Stock shall be used as the specified price in Section 4(j), to determine the value of the SAR upon such exercise, and, in the event of the exercise of such SAR, the Company's obligation in respect of such Option or such portion thereof will be discharged by payment of the SAR so exercised.

5.  Certificates for Award of Stock
    -------------------------------

  (a) Each Employee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name designated by the Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

  (b) Shares of Stock shall be made available under the Plan either from authorized and unissued shares, or shares held by the Company in its treasury. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed, (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable and (iii) the recipient's execution of a shareholders agreement providing such terms and conditions as the Committee may determine in its sole discretion.

  (c) All certificates for shares of Stock delivered under the Plan also shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 5(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

  (d) Each Employee who receives Stock upon exercise of an Option shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Employee awarded an Option shall have any right as a shareholder with respect to any shares subject to such Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

6.  Beneficiary
    -----------

  (a) Each Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option or SAR, if any, awarded under the Plan upon his or her death. An Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling;

provided, however, that no designation, or change or revocation thereof, shall
--------  -------
be effective unless received by the Company prior to the Employee's death, and in no event shall it be effective as of a date prior to such receipt.

  (b) If no such Beneficiary designation is in effect at the time of a Employee's death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee's estate shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such Option or SAR, the Company may retain such Option or SAR, without liability for any income thereon, until the Company determines the rights thereto, or the Company may transfer such Option or SAR into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

7.  Administration of the Plan
    --------------------------

  (a) The Plan shall be administered by the Compensation Committee of the Board of such other committee as appointed by the Board (the "Committee"). The Committee shall have at least two members and each member shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation. No member of the Committee shall have been granted an option or SAR under the Plan or have been granted or awarded an option or other right with respect to equity securities of the Company pursuant to any other plan of a Participating Company at any time within the one-year period immediately preceding the member's appointment to the Committee.

  (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

  (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

  (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Employees, whether or not such Employees are similarly situated.

  (e) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

  (f) Notwithstanding anything else herein to the contrary, the Committee shall not be required to direct the Company to grant any Options or SARs under this Plan.

8.  Amendment or Discontinuance
    ---------------------------

  The Board may, at any time, amend or terminate the Plan. No amendment shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible to participate in the Plan, (ii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation, (iii) increase the maximum number of shares of Stock which are available for awards under the Plan or (iv) extend the period during which Options may be granted under the Plan beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option or SAR.

9.  Adjustments in Event of Change in Common Stock
    ----------------------------------------------

  (a) Subject to Section 9(b), if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all of substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, then, to the extent permitted by the Company, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the outstanding Options and SARS, if any, and (iii) the price for each share or other unit of any other securities subject to outstanding Options or SARs without change in the aggregate purchase price or value as to which such Options or SARS remain exercisable or subject to restrictions. Any adjustment under this Section 9(a) shall be made by the Board, whose determination as to what adjustments shall be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

  (b) Notwithstanding anything else herein to the contrary, the Board, in its sole discretion at the time of grant of an Option or SAR or otherwise may, in an Option Agreement or otherwise, provide that, with any Employee's consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board) any outstanding Options or SARs, not theretofore exercisable, shall immediately become exercisable in their entirety and that any such Option or SAR may be purchased by the Company for cash at a price to be determined by the Board.

10.  Miscellaneous
     -------------

  (a) Nothing in this Plan or any Option Agreement hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

  (b) No Option or SAR granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless any such Participating Company shall determine otherwise.

  (c) No Employee shall have any claim to an Option or SAR until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  (d) Absence on leave approved by a duly constituted officer of a Participating Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Option or
                                         --------  -------
SAR may be granted to an employee while he or she is absent on leave.

  (e) If the Committee shall find that any person to whom any Option or SAR, or portion thereof, is awarded to under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

  (f) The right of any Employee or other person to any Option, SAR or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities or the Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Employee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Employee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

  (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Employees at all reasonable times at the Company's headquarters.

  (h) The Committee may cause to be made, as a condition precedent to the grant and exercise of any Option or SAR, or otherwise, appropriate arrangements with the Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes prior to the delivery of any certificate or certificates for Stock.

  (i) The Plan and the grant and exercise of Options and SARs shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

  (j) All elections, designations, requests, notices, instructions and other communications from an Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

  (k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

  (l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

11.  Effective Date and Stockholder Approval
     ---------------------------------------

  The effective date of the Plan shall be September 24, 1993, subject to approval by a majority of the Company's stockholders at the 1994 Annual Meeting. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such stockholder approval, Employees may be selected and award criteria may be determined as provided herein subject to such subsequent stockholder approval.

                                                                      APPENDIX B

                               PRELIMINARY COPIES



                               MEMRY CORPORATION

                            PROXY FOR ANNUAL MEETING

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned, revoking all previous proxies, hereby appoints James G. Binch and Wendy A. Gavaghan, or either of them (the "Proxies"), as attorneys and proxies, each with full power of substitution and all of the powers which the undersigned would possess, if present in person, to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Memry Corporation (the "Company") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 5, 1996, and at any adjournment thereof.

  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE SUCH SHARES FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL 1, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION DESCRIBED IN PROPOSAL 2 AND FOR THE AMENDMENT TO THE MEMRY CORPORATION STOCK OPTION PLAN DESCRIBED IN PROPOSAL 3, AND SUCH PROXIES WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


          (IMPORTANT - TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.  ELECTION OF DIRECTORS

  NOMINEES: James G. Binch, Nicholas J. Grant, W. Andrew Krusen, Jr., Jack H. Halperin, John A. Morgan.

  [ ] FOR all nominees   [ ]  WITHHELD from all nominees
  FOR, except vote withheld from the following nominee(s):  [ ]
                                                               ________________

2. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 to 30,000,000.

                [ ]    FOR   [ ]     AGAINST   [ ]     ABSTAIN

3.  Proposal to amend the Memry Corporation Stock Option Plan to increase the
number of shares of the Company's   Common Stock eligible for issuance
thereunder from 600,000 to 1,100,000.

                [ ]    FOR   [ ]     AGAINST   [ ]     ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                 -------------------------------------
                                      Signature of Stockholder


                                 -------------------------------------
                                     Signature if held jointly


                                 Date: ____________________, 1996



                     Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president, or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.


F:\WPFILES\4626\01\PROXY96.5